UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): November 16, 2021, (November 12, 2021)

CORPORATE UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-56271	85-2004545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2093 Philadelphia Pike #8334

Claymont, DE 19703

(Address of principal executive offices )

(302) 273-1150

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Capitalized terms not otherwise described in this Explanatory Note will have the meanings ascribed to them elsewhere in this Current Report on Form 8-K (the “Current Report”). On April 26, 2021, Corporate Universe, Inc. (the “Company”) disclosed in its Form 10 Registration Statement (the “Form 10”) that it had entered into a share exchange agreement (the “Share Exchange Agreement”) with Carbon-Ion Energy, Inc. (“Carbon-Ion”) and the shareholders of Carbon-Ion. dated April 13, 2021. The closing of the Share Exchange (defined below) took place on November 12, 2021 (the “Closing Date”). In addition to filing this Form 8-K to disclose the closing of the acquisition as required by Item 2.01, the Company is filing this Form 8-K to provide certain voluntary disclosures concerning Carbon-Ion’s business and related risk factors as well is its financial condition, as permitted by Item 8.01.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Except for historical information, this report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements involve risks and uncertainties, including, among other things, statements regarding our business strategy, future revenues and anticipated costs and expenses. Such forward-looking statements include, among others, those statements including the words “expects,” “anticipates,” “intends,” “believes” and similar language. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause or contribute to such differences include, but are not limited to, those discussed in the sections “Description of Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” You should carefully review the risks described in this Current Report and in other documents we file from time to time with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this report. Unless required by law, we undertake no obligation to publicly release any revisions to the forward-looking statements or reflect events or circumstances after the date of this Current Report.

Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All references in this Current Report to the “Company,” “we,” “us” or “our” refer to Corporate Universe, Inc. and our wholly-owned subsidiary, Carbon-Ion, Inc, as well as its wholly-owned subsidiary, Oxcion Limited, on a consolidated basis. All references to “Common Stock” or “Common Shares” refers to the common stock, $0.0001 par value, of Corporate Universe, Inc. All references to “Zapgo Patents” refers to those patents owned and maintained by Oxcion Limited.

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Item 1.01 Entry into a Material Definitive Agreement.

Share Exchange Agreement

On April 13, 2011, Corporate Universe, Inc. (the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Carbon-Ion Energy, Inc. (“Carbon-Ion”) and the shareholders of Carbon-Ion. The Share Exchange Agreement was disclosed in the Form 10 Registration Statement that was initially filed by the Company with the SEC on April 26, 2021. The closing of the Exchange took place on November 12, 2021 (the “Closing Date”).

Pursuant to the Share Exchange Agreement, Carbon-Ion became a wholly owned subsidiary of the Company (the “Exchange”). As consideration for the Exchange, the shareholders of Carbon-Ion (the “Shareholders”) exchanged an aggregate of 100,000,000 shares of common stock of Carbon-Ion, constituting all shares of capital stock of Carbon-Ion issued and outstanding (the “Carbon-Ion Shares”) for an aggregate of 100,000,000 shares of the Company’s common stock (the “Common Stock”) and 100,000 shares of the Company’s series D preferred stock (the “Series D Preferred Stock”). Each shares of our Series D Preferred Stock is convertible into Common Stock at a ratio of 12,937.5 shares of Common Stock for each share of Series D Preferred Stock held. The Agreement contains customary terms and conditions for a transaction of this type, including representations, warranties and covenants, as well as provisions describing the consideration exchanged, the process of exchanging the consideration and the effect of the Exchange.

Subsequent to the consummation of the Exchange, the Company had 526,049,670 shares of Common Stock issued and outstanding, 100,000 shares of Series D Preferred Stock issued and outstanding (which is convertible into 1,035,000,000 shares of Common Stock), 81,032 shares of Series E Preferred Stock issued and outstanding (which is convertible into 81,032,000 shares of Common Stock), 100,000 shares of Series F Preferred Stock issued and outstanding (which is convertible into 4,000,000 shares of Common Stock), and 19.45 shares of Series G Preferred Stock issued and outstanding (which is convertible into 77,400,000 shares of Common Stock).

Background of the Share Exchange Agreement and Other Related Agreements

Letter of Intent with Oxcion, Loans to Oxcion and Acquisition of Zapgo Patents

Prior to entering into the Share Exchange Agreement, on December 10, 2020, the Company had entered into a letter of intent (the “Letter of Intent”), the purpose of which was to acquire 100% of the equity interest of Oxcion Limited (formerly known as Solutions for Start Up Ventures Limited), an entity incorporated and registered under the laws of England and Wales (Registration Number 06826090) (“Oxcion”). Oxcion was the owner of the ongoing business and assets of Zapgo Limited (“Zapgo”), including certain patents (the “Zapgo Patents”). The material terms of the Letter of Intent included the acquisition by the Company of 100% of the common stock in the entity which owned the Zapgo Patents, in exchange for the issuance by the Company of 100,000,000 shares of newly issued common stock in the Company and a newly created series of preferred stock in the Company which was to be convertible into 60% of the issued and outstanding shares of the Company.

In connection with entering into the Letter of Intent, the Company loaned $100,000 on December 11, 2020 (the “$100,000 Note”) (See Note 9), which sum was to be forgiven at closing of the transaction. Thereafter, on January 25, 2021, the Company loaned Oxcion an additional $400,000 (the $400,000 Note”), $270,000 of which was an immediate payment of fees owed to the Administrator of Zapgo Limited (the “Administrator”). Additionally, the Letter of Intent provided for the entity owning the Zapgo Patents (formerly Solutions for Start Up Ventures and now Oxcion) to enter into employment agreements with its key executives, and for the Company to appoint Andrew Sispoidis to its Board of Directors and as the Company’s Chief Executive Officer at closing. Further to the goal of acquiring the Zapgo Patents, the Administrator was paid in full by February 28, 2021, and the Administrator’s lien on the Zapgo Assets was discharged on March 16, 2021, such that all of the Zapgo assets (including the Zapgo Patents) were no longer encumbered.

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On March 16, 2021, as part of the reorganization of its business, and in preparation for the contemplated transaction with the Company, Oxcion reorganized and became a wholly-owned subsidiary of Carbon-Ion.

Promissory Note and Security Agreement with Carbon-Ion

On April 13, 2021, in connection with the Share Exchange Agreement, loaned Carbon-Ion the principal amount of $1,000,000, and Carbon-Ion issued the Company a Secured Promissory Note in the principal amount of $1,500,000 (the “Promissory Note”), which Promissory Note included the loan of $1,000,000 on April 13, 2021, and also replaced and included the previous $100,000 Note and $400,000 Note. Such replacement was formalized in a termination agreement that was also entered into on April 13, 2021 (the “Termination Agreement”).

In addition to the foregoing, Carbon-Ion entered into a Security Agreement with the Company pursuant to which the Promissory Note was secured by the assets of Carbon-Ion and its wholly-owned subsidiary, Oxcion. Both Carbon-Ion and Oxcion were Grantors under the Security Agreement, such that the Company had a security interest in the assets of Oxcion, the most important assets of which were the ongoing business and assets of Zapgo, including the Zapgo Patents and other intellectual property, as well as contracts of employment, which Oxcion had acquired on September 11, 2020 from Zapgo from the Zapgo Administrators.

In accordance with the terms of the Promissory Note, upon closing of the Exchange, the Promissory Note, together with all accrued but unpaid interest, shall be automatically forgiven.

Subsequent to the issuance of the Promissory Notes described above, two further Promissory Notes were issued. The first was issued on August 23, 2021 in the principal amount of $95,000 and the second was issued on October 28, 2021 in the principal amount of $240,000. These notes also are covered under the Termination Agreement.

The foregoing description of the Share Exchange Agreement, the Promissory Note, the Security Agreement, the Termination Agreement and the Letter of Intent, and the related transactions, does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreements, which were previously filed as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to the Form 10 and which are incorporated herein by reference.

Changes Resulting from the Transaction. We intend to carry on Carbon-Ion’s business as our primary line of business. Carbon-Ion is headquartered in Claymont, Delaware, and intends to focus on the development of a new class of energy storage device with considerable functional improvements over commercially available supercapacitors or ‘ultracapacitors’. This technology is referred to as the Carbon-Ion or C-Ion cell in contrast to Lithium-ion or Li-ion..

Changes to the Board of Directors and Executive Officers. As result of the issuance of the Common Stock and Series D Preferred Stock pursuant to the Share Exchange Agreement, a change in control of the Company occurred on November 12, 2021. Concurrently with the closing of the Exchange, the Board of Directors of the Company appointed Jack Brooks, to serve as the Company’s President and member of the Board of Directors, and Andrew Sispoidis and Adrian Jones as members of the Board of Directors of the Company, subject to compliance with Rule 14f-1 under the Exchange Act. Effective ten (10) days after mailing to shareholders of a Schedule 14f-1 regarding the proposed changes in the Company’s Board of Directors, Jack Brooks will be appointed as the Chief Executive Officer of the Company, Isaac Sutton will resign as Chief Executive Officer of the Company and will become the Chief Operating Officer of the Company, and Andrew Sispoidis and Adrian Jones will become directors of the Company.

Changes to the Business. Through our wholly owned subsidiary, Carbon-Ion, we intend to carry on its business. Carbon-Ion is focused on the development of a new class of energy storage device with considerable functional improvements over commercially available supercapacitors or ‘ultracapacitors’. This technology is referred to as the Carbon-Ion or C-Ion cell in contrast to Lithium-ion or Li-ion.

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Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously disclosed, on April 13, 2011, we entered into an Share Exchange Agreement with Carbon-Ion and the shareholders of Carbon-Ion. The Share Exchange closed on November 12, 2021 The transaction resulted in a change of control of the Company and the appointment of a new board of directors and officers as described in Item 5.02 of this Current report on Form 8-K.

Description of Carbon-Ion

Carbon-Ion was founded to develop a new class of energy storage device with considerable functional improvements over commercially available supercapacitors or ‘ultracapacitors’. This technology is referred to as the Carbon-Ion or C-Ion cell in contrast to Lithium-ion or Li-ion.

The C-Ion cell will provide specific power characteristics orders of magnitude higher than a Li-ion cell. It is designed to be classified as non-flammable and non-hazardous for transport, allowing the product to be shipped easily and to comply with both current and future regulations.

Due to the method of energy storage, the cell has fewer moving parts electrochemically and can go through significantly more charge/discharge cycles or and operate for many years of normal use.

The C-Ion cell is being designed for manufacture using many of the technologies well known in Li-ion cell production. This will enable Carbon-Ion to quickly scale-up production and to use manufacturing capacity already in existence. This will allow new products to be made and extra functions to be added to existing products, for example:

•	Improved energy storage allows the cell to be used as the principal method of energy storage in a far wider range of technologies than conventional supercapacitors

•	High specific power allows very fast charging

•	High specific power enables the extension of Li-ion battery lifetimes and reduction in battery size through peak shaving in hybrid applications

•	Improved safety protects customers, allows easy shipping and opens up applications in hazardous areas

•	Long cycle life allows energy storage to be installed for the entire lifetime of the device, reducing design complexity, eliminating service intervals and saving money

•	Recyclable at the end of life

Specifically, Carbon-Ion is creating polymer-inorganic composite electrolytes in the form of membranes. Such materials are tailored to contain interconnected nano-sized channels formed by the polymer network for easy ion migration. The polymer network weakly binds the ions to enable fast ion transport. The weak binding and fast ion transport is achieved by creating a network of vacant binding sites in the polymer.

Grid Market – Dynamic Containment

Carbon-Ion is pioneering a new approach to Firm Frequency Response or FFR. In the UK, the National Grid requires fast reacting energy storage solutions to keep the grid optimised at 50Hz. EV fast charging Bloomberg estimate that the world demand for lithium-ion batteries could reach 400GWh (Giga Watt hours) by 2025 as demand for electric vehicles grows. At the same time the mass roll-out of EVs will challenge national grid infrastructure. Our solution is to install energy storage at filling stations that allows buffering of the electrical grid. The buffered energy can be stored off-peak or at night when electricity is cheap. EVs can then be recharged from this stored energy, not directly from the grid. Governments have the potential to regulate the EV rechargers at the filling stations and apply the same tax currently applied to gasoline and diesel. This will allow continued funding of road infrastructure.

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Helping to make this scenario feasible is that the next generation of EVs, that will support Extreme Fast Charging (XFC). This allows charging stations to operate at megawatt rates of charge, according to TransportXtra—10 times faster than the current Tesla superchargers. At these rates, recharging an EV for a 300-mile (450 km) range is possible in just a few minutes. Not only can Carbon-Ion’s C-Ion technology be added to an EV’s with lithium batteries to allow XFC; it can be integrated into the recharging stations that make buffering possible as well.

Adding more renewables to the grid cause significant peaks and valleys to the demand curve. Adding fast reacting high power energy storage manages the curve. Carbon-Ion reacts much faster than lithium-ion, providing firm frequency response (FFR) or Dynamic Containment to keep grid running smoothly.

Employees

As of November 12, 2021, we had 11 employees.

Intellectual Property

We intend to protect and enhance the proprietary technology and inventions that are commercially important to our business, including seeking, maintaining and defending patent rights. We plan to protect our proprietary position through a combination of intellectual property rights in the United States and globally, including patents, trademarks, copyrights, trade secret laws and internal procedures. Our commercial success will depend in part on our ability to protect our intellectual property and proprietary technologies.

As of the date hereof, our patent portfolio, which consists of the Zapgo Patents, consists of over 100 patents that have been filed worldwide, of which over 30 have been granted. Below is a breakdown of patents filed and granted by jurisdiction.

Territory	Filed	Granted
USA	16	11
UK	11	5
EU	16	5
India	8	0
China	11	4
Hong Kong	1	0
Korea	9	1
Taiwan	9	3
Japan	11	4
PCT	10	0

Total	102	33

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Our issued patents will expire commencing in 2038. In addition, we plan to continue expanding and strengthening our IP portfolio with additional patent applications in the future. The R&D team returned to work on April 1, 2021 after having been on furlough during Covid-19. They have focused on our technical expertise and identified over 20 areas of interest where we now intend to file for numerous additional patents, subject to availability of sufficient funding. During this exercise we identified over 40 areas of ‘know how’ with particular emphasis on manufacturing and performance.

We may not be able to obtain protection for our intellectual property, and our existing and future patents, trademarks, and other intellectual property rights may not provide us with competitive advantages or distinguish our products and services from those of our competitors. Our pending patent application and future applications may not result in the issuance of patents, and any resulting issued patents may have claims narrower than those in our patent applications. Additionally, our current and future patents, trademarks, and other intellectual property rights may be contested, circumvented, or found unenforceable or invalid, and we may not be able to prevent third parties from infringing them. Our internal controls may not always be effective at preventing unauthorized parties from obtaining our intellectual property and proprietary technologies.

Other companies that own patents, copyrights, trademarks, trade secrets, and other intellectual property rights related to the mobile, encryption, blockchain, communication, privacy, internet, and other technology-related industries frequently enter into litigation based on allegations of infringement, misappropriation, and other violations of intellectual property or other rights. Third parties, including our competitors, may make claims from time to time that we have infringed their patents, trademarks, copyrights, trade secrets, or other intellectual property rights. As our business grows and competition rises, the risk of facing claims related to intellectual property and litigation matters will likely increase.

Competition

Carbon-Ion Energy Inc. is developing supercapacitors, through UK subsidiary Oxcion. Supercapacitors are a separate class of energy storage device to batteries, operating through predominantly electrostatic storage mechanisms rather than electrochemical. This leads to inherently high power densities and long lifetimes but with considerably lower energy density than electrochemical batteries.

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In order to increase the energy density of supercapacitor cells, some competitors have added electrochemical energy storage in the form of Li (as in Lithium Ion Capacitors). This then lessens the inherently high power and long lifetime characteristics of the supercapacitor and can compromise its safety characteristics.

In order to differentiate itself from competitors, our goal is to develop a new cell architecture which increases energy density compared to its current supercapacitor (already high in this field) and introduce new materials combinations to boost this further. We intend to do all this while using safe materials, maintaining lifetimes and without the addition of Lithium.

There are currently several companies that are focused on the development of supercapacitors and we expect several more competitors to enter into this market in the next few years. These competitors include Maxwell Technologies, Skeleton Technologies, Superdielectrics and NAWA Technologies

Many other companies develop or manufacture supercapacitors as part of a wider range of electronic components or batteries and also form part of the competitive landscape for the Company.

Properties

The Company operates a research and development laboratory at Milton Park in Abingdon, near Oxford, England. It also maintains a sales office in New York city.

Corporate History

We were incorporated as Cross Atlantic Capital Inc. under the laws of the State of Delaware on May 28, 1986. On January 5, 1998, we changed our name to Elgin e2 Inc. On June 16, 1999, we changed our name to Elgin Technologies Inc. On June 30, 2008, we changed our name to Inicia Incorporated. On August 9, 2010, we changed our name to Corporate Universe, Inc. On June 29, 2011, we changed our name to Carrier Alliance Group Inc., and on July 17, 2020, we changed our name back to Corporate Universe, Inc.

Our Corporate Information

Our principal executive offices are located at 2093 Philadelphia Pike, #8334, Claymont, DE 19703, and our telephone number is (302) 273-1150. Our website is www.corpuniverse.com. The information contained in, or that can be accessed through, our website is not part of this registration statement.

RISK FACTORS

Investing in our Common Stock involves substantial risk. You should carefully consider the risks and uncertainties described below, together with all of the other information in this Current Report, including our financial statements and the related notes included elsewhere in this Current Report, before deciding whether to invest in shares of our common stock. We describe below what we believe are currently the material risks and uncertainties we face, but they are not the only risks and uncertainties we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business. If any of the following risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline and you could lose part or all of your investment.

Related to Our Business

We only has a limited history upon which an evaluation of our prospects and future performance can be made and have no history of profitable operations.

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The Company was incorporated under the laws of the State of Delaware on May 28, 1986 and has had only a limited operating history with which you can evaluate its business and prospects. In connection with the Exchange, we acquired the business and assets of Carbon-Ion, which included the business, patents and intellectual property of Zapgo that had been acquired by Carbon-Ion’s subsidiary, Oxcion, which Oxcion had acquired in September 2020 out of an Administration Proceeding. Accordingly, we have only a limited history upon which an evaluation of our prospects and future performance can be made and have no history of profitable operations. Due to our lack of operating history, our proposed operations are subject to all business risks associated with new enterprises. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the startup of a business and operation in a competitive and highly regulated industry. We will sustain losses in the future as we implement our business plan. There can be no assurance that we will ever generate revenues or operate profitably.

Since we have a limited operating history, it is difficult for potential investors to evaluate our business.

Our limited operating history makes it difficult for potential investors to evaluate our business or prospective operations. Since our formation, we have not generated any revenues. As an early stage company, we are subject to all the risks inherent in the initial organization, financing, expenditures, complications and delays inherent in a new business. Investors should evaluate an investment in us in light of the uncertainties encountered by developing companies in a competitive environment. Our business is dependent upon the implementation of our business plan. We may not be successful in implementing such plan and cannot guarantee that, if implemented, we will ultimately be able to attain profitability.

We will need to obtain additional financing to fund our operations.

We will need significant additional capital in the future to continue to execute our business plan, which includes the marketing of the patented super capacitor technology that was acquired by Carbon-Ion’s wholly-owned subsidiary, Oxcion, to customers worldwide. Therefore, we will be dependent upon additional capital in the form of either debt or equity to continue our operations and commercialize our products. At the present time, we do not have arrangements to raise all of the needed additional capital, and we will need to identify potential investors and negotiate appropriate arrangements with them. We may not be able to arrange enough investment within the time the investment is required or that if it is arranged, that it will be on favorable terms. If we cannot get the needed capital, we may not be able to become profitable and may have to curtail or cease our operations.

We are not profitable and may never be profitable.

Since inception through the present, we have been dependent on raising capital to support our working capital needs. During this same period, we have recorded net accumulated losses and are yet to achieve profitability. Our ability to achieve profitability depends upon many factors, including its ability to develop and commercialize our websites. There can be no assurance that we will ever achieve any significant revenues or profitable operations.

We depend on our key personnel to manage our business effectively in a rapidly changing market. If we are unable to retain our key employees, our business, financial condition and results of operations could be harmed.

Our future success depends to a significant degree on the skills, efforts and continued services of our executive officers and other key engineering, manufacturing, operations, sales, marketing and support personnel. If we were to lose the services of one or more of our key executive officers or other key engineering, manufacturing, operations, sales, marketing and support personnel, we may not be able to grow our business as we expect, and our ability to compete could be harmed, adversely affecting our business and prospects.

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Future acquisitions or strategic investments may not be successful and may harm our operating results.

Future acquisitions or strategic investments could have a material adverse effect on our business and operating results because of:

●

The assumption of unknown liabilities, including employee obligations. Although we normally conduct extensive legal and accounting due diligence in connection with our acquisitions, there are many liabilities that cannot be discovered, and which liabilities could be material.

●

We may become subject to significant expenses related to bringing the financial, accounting and internal control procedures of the acquired business into compliance with U.S. GAAP financial accounting standards and the Sarbanes Oxley Act of 2002.

●	Our operating results could be impaired as a result of restructuring or impairment charges related to amortization expenses associated with intangible assets.
●	We could experience significant difficulties in successfully integrating any acquired operations, technologies, customers’ products and businesses with our existing operations.
●	Future acquisitions could divert substantial capital and our management’s attention.
●	We may not be able to hire the key employees necessary to manage or staff the acquired enterprise operations.

Our executive officers and directors have the ability to significantly influence matters submitted to our stockholders for approval.

Following completion of the Exchange, our executive officers and directors and their affiliates, in the aggregate, beneficially own shares representing approximately 69.7% of our shares of Common Stock. Specifically, Jack Brooks, the President and a Director, and Adrian Jones and Andrew Sispoidis, both of whom are director nominees, beneficially own 68,000 shares of our Series D Preferred, which shares of Series D Preferred Stock are convertible into approximately 879,750,000 million shares of our Common Stock, and Isaac Sutton, a Director of the Company owns 15,600,000 shares of Common Stock. Beneficial ownership includes shares over which an individual or entity has investment or voting power and includes shares that could be issued upon the exercise of options and warrants within 60 days after the date of determination. On matters submitted to our stockholders for approval, holders of our Common Stock are entitled to one vote per share. If our executive officers and directors choose to act together, they would have significant influence over all matters submitted to our stockholders for approval, as well as our management and affairs. For example, these individuals, if they chose to act together, would have significant influence on the election of directors and approval of any merger, consolidation or sale of all or substantially all of our assets. This concentration of voting power could delay or prevent an acquisition of our company on terms that other stockholders may desire.

Failure to manage growth effectively could adversely affect our business, results of operations and financial condition.

The success of our future operating activities will depend upon our ability to expand our support system to meet the demands of our business. Any failure by our management to effectively anticipate, implement, and manage changes required to sustain our growth would have a material adverse effect on our business, financial condition, and results of operations. We cannot assure you that we will be able to successfully operate acquired businesses, become profitable in the future, or effectively manage any other change.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

We are subject to laws and regulations enacted by national, regional and local governments, including in particular, reporting and other requirements under the Exchange Act. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, could result in fines, injunctive relief or similar remedies which could be costly to us or limit our ability to complete an initial business combination or operate the post-combination company successfully.

We may be unable to develop new products and services and the development of new products and services may expose us to additional costs or operational risk.

Our financial performance depends, in part, on our ability to develop, market and manage new products and services. The development and introduction of new products and services require continued innovative efforts and may require significant time and resources as well as ongoing support and investment. Substantial risk and uncertainties are associated with the introduction of new products and services, including the implementation of new and appropriate operational controls and procedures, shifting client and market preferences, the introduction of competing products or services and compliance with regulatory requirements.

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We may become subject to legal proceedings that could have a material adverse impact on our financial position and results of operations.

From time to time and in the ordinary course of our business, we and certain of our subsidiaries may become involved in various legal proceedings. All such legal proceedings are inherently unpredictable and, regardless of the merits of the claims, litigation may be expensive, time-consuming and disruptive to our operations and distracting to management. If resolved against us, such legal proceedings could result in excessive verdicts, injunctive relief or other equitable relief that may affect how we operate our business. Similarly, if we settle such legal proceedings, it may affect how we operate our business. Future court decisions, alternative dispute resolution awards, business expansion or legislative activity may increase our exposure to litigation and regulatory investigations. In some cases, substantial noneconomic remedies or punitive damages may be sought. We currently do not maintain liability insurance coverage, but even if we had such insurance, there can be no assurance that such coverage will cover any particular verdict, judgment or settlement that may be entered against us, that such coverage will prove to be adequate or that such coverage will continue to remain available on acceptable terms, if at all. If we obtain such insurance, we could still incur liability that exceeds our insurance coverage or that is not within the scope of the coverage in legal proceedings brought against us, it could have an adverse effect on our business, financial condition and results of operations.

We may not be able to implement our growth and marketing strategy successfully or on a timely basis or at all.

Our future success depends, in large part, on our ability to implement our growth strategy of expanding distribution and sales of our product portfolio, attracting new consumers and introducing new product lines and product extensions.

Our sales and operating results will be adversely affected if we fail to implement our growth strategy or if we invest resources in a growth strategy that ultimately proves unsuccessful.

Cyber security risks and the failure to maintain the integrity of data belonging to our company could expose us to data loss, litigation and liability, and our reputation could be significantly harmed.

We may from time to time collect and retain large volumes of data relating to our business and from our customers for business purposes, including for transactional and promotional purposes, and our various information technology systems enter, process, summarize and report such data. The integrity and protection of this data is critical to our business. Maintaining compliance with the evolving regulations and requirements applicable to data security and information privacy protection could be difficult and may increase our expenses. In addition, a penetrated or compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss or fraudulent or unlawful use of data relating to our company or our employees, independent distributors or preferred customers, which could harm our reputation, disrupt our operations, or result in remedial and other costs, fines or lawsuits.

Computer malware, viruses, hacking, phishing attacks and spamming could harm our business and results of operations.

Computer malware, viruses, physical or electronic break-ins and similar disruptions could lead to interruption and delays in our services and operations and loss, misuse or theft of data. Computer malware, viruses, computer hacking and phishing attacks against online networking platforms have become more prevalent and may occur on our systems in the future.

Any attempts by hackers to disrupt our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation or brand. We currently do not maintain network security business disruption insurance, but even if we obtain such coverage, it may not be sufficient to cover significant expenses and losses related to direct attacks on our website or internal systems. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, any failure to maintain performance, reliability, security and availability of our products and services and technical infrastructure may harm our reputation. Any significant disruption to our website or internal computer systems could adversely affect our business and results of operations.

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Our inability to protect our intellectual property could impair our competitive advantage, reduce our revenue, and increase our costs.

Our success and ability to compete depends and will depend in part on our ability to obtain and maintain the proprietary aspects of our technologies and products. We rely on a combination of trade secrets, patents, copyrights, trademarks, confidentiality agreements, and other contractual provisions to protect our intellectual property, but these measures may provide only limited protection. We may not always be able to enforce these agreements and may fail to enter into any such agreement in every instance when appropriate. We may from time to time license from third party’s their brands or certain technology used in and for our products. These third-party licenses are granted with restrictions; therefore, such third-party technology may not remain available to us on terms beneficial to us. Our failure to enforce and protect our intellectual property rights or obtain from third parties the right to use necessary technology could have a material adverse effect on our business, operating results, and financial condition. In addition, the laws of some foreign countries do not protect proprietary rights as fully as do the laws of the United States.

We may fail to recruit and retain key personnel, which could impair our ability to meet key objectives.

Our success depends on our ability to attract and retain highly-skilled technical, managerial, sales, and marketing personnel. Changes in key personnel may be disruptive to our business. It could be difficult, time consuming and expensive to replace key personnel. Integrating new key personnel may be difficult and costly. Volatility, lack of positive performance in our stock price or changes to our overall compensation program including our stock incentive program may adversely affect our ability to retain key employees, many of whom are compensated, in part, based on the performance of our stock price. The loss of services of any of our key personnel, the inability to retain and attract qualified personnel in the future or delays in hiring required personnel could make it difficult to meet key objectives. Any of these impairments related to our key personnel could negatively affect our business, financial condition and financial results.

To remain competitive in our industries, we must attract, motivate and retain highly skilled managerial, sales, marketing, consulting and technical personnel, including executives and consultants. Our failure to attract additional qualified personnel to meet our needs could have a material adverse effect on our prospects for long-term growth. Our success is dependent to a significant degree on the continued contributions of key management. The unexpected loss of key personnel could have a material adverse impact on our business and results.

Risks Related to Our Common Stock

There has been a limited public market for our common stock, and we do not know whether one will develop to provide you adequate liquidity. Furthermore, the trading price for our common stock, should an active trading market develop, may be volatile and could be subject to wide fluctuations in per-share price.

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Our common stock was qualified for quotation on the OTC Markets-OTC Pink under the symbol “COUV” and was quoted on the OTC Pink until the temporary trading suspension, which began on February 10, 2021. Since the expiration of the temporary trading suspension on February 24, 2021, the Company’s common stock has traded on the grey market. There currently is no liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained. The liquidity of any market for the shares of our common stock will depend on a number of factors, including:

●	the number of stockholders;
●	our operating performance and financial condition;
●	the market for similar securities;
●	the extent of coverage of us by securities or industry analysts; and
●	the interest of securities dealers in making a market in the shares of our common stock.

Even if an active trading market develops, the market price for our common stock may be highly volatile and could be subject to wide fluctuations. In addition, the price of shares of our common stock could decline significantly if our future operating results fail to meet or exceed the expectations of market analysts and investors and actual or anticipated variations in our quarterly operating results could negatively affect our share price.

The volatility of the price of our common stock may also be impacted by the risks discussed under this “Risk Factors” section, in addition to other factors, including:

●	developments in the financial markets and worldwide or regional economies;
●	announcements of innovations or new products or services by us or our competitors;
●	announcements by the government relating to regulations that govern our industry;
●	significant sales of our common stock or other securities in the open market;
●	variations in interest rates;
●	changes in the market valuations of other comparable companies; and
●	changes in accounting principles.

Our outstanding preferred stock may affect the market price and liquidity of the common stock.

As of November 12, 2021, we had outstanding 100,000 shares of Series D Preferred Stock, which are convertible into 1,035,000,000 shares of Common Stock, 81,032 shares of Series E Preferred Stock which are convertible into 81,032,000 shares of Common Stock, 100,000 shares of Series F Preferred Stock which are convertible into 4,000,000 shares of Common Stock, and 1,945,000 shares of Series G Preferred Stock which are convertible into 77,800,000 shares of Common Stock. As described more fully below, holders of our warrants may elect to receive a substantial number of shares of Common Stock upon conversion of shares of preferred stock. The amount of Common Stock reserved for issuance may have an adverse impact on our ability to raise capital and may affect the price and liquidity of our Common Stock in the public market. In addition, the issuance of these shares of Common Stock will have a dilutive effect on current stockholders’ ownership.

Because our common stock may be deemed a low-priced “penny” stock, an investment in our common stock should be considered high-risk and subject to marketability restrictions.

Historically, the trading price of our common stock has been $5.00 per share or lower, and deemed a penny stock, as defined in Rule 3a51-1 under the Exchange Act, and subject to the penny stock rules of the Exchange Act specified in rules 15g-1 through 15g-100. Those rules require broker–dealers, before effecting transactions in any penny stock, to:

●	deliver to the customer, and obtain a written receipt for, a disclosure document;
●	disclose certain price information about the stock;
●	disclose the amount of compensation received by the broker-dealer or any associated person of the broker-dealer;
●	send monthly statements to customers with market and price information about the penny stock; and
●	in some circumstances, approve the purchaser’s account under certain standards and deliver written statements to the customer with information specified in the rules.

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Consequently, the penny stock rules may restrict the ability or willingness of broker-dealers to sell the common stock and may affect the ability of holders to sell their common stock in the secondary market and the price at which such holders can sell any such securities. These additional procedures could also limit our ability to raise additional capital in the future.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our common stock, which could depress the price of our common stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require a broker-dealer to have reasonable grounds for believing that the investment is suitable for that customer before recommending an investment to a customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Thus, the FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our shares of common stock, have an adverse effect on the market for our shares of common stock, and thereby depress our price per share of common stock.

If securities or industry analysts do not publish research or reports about our business, or if they issue an adverse or misleading opinion regarding our stock, our stock price and trading volume could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. We do not currently have, and may never obtain, research coverage by securities and industry analysts. If no or few securities or industry analysts commence coverage of us, the trading price for our common stock may be negatively affected. In the event that we receive securities or industry analyst coverage, if any of the analysts who cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, or if our operating results fail to meet the expectations of analysts, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline.

Our Articles of Incorporation, as amended (“Articles of Incorporation”) our Bylaws, and Delaware law may have anti-takeover effects that could discourage, delay or prevent a change in control, which may cause our stock price to decline.

Our Articles of Incorporation, Bylaws, and Delaware law could make it more difficult for a third party to acquire us, even if closing such a transaction would be beneficial to our stockholders. We are authorized to issue up to 1,000,000 shares of preferred stock. This preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our board of directors without further action by shareholders. The terms of any series of preferred stock may include voting rights (including the right to vote as a series on particular matters), preferences as to dividend, liquidation, conversion and redemption rights and sinking fund provisions. The issuance of any preferred stock could materially adversely affect the rights of the holders of our common stock, and therefore, reduce the value of our common stock. In particular, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell our assets to, a third party and thereby preserve control by the present management.

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Provisions of our Articles of Incorporation, our Bylaws and Delaware law also could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control, including changes a shareholder might consider favorable. Such provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. In particular, the Articles of Incorporation, our Amended and Restated Bylaws and Delaware law, as applicable, among other things:

●	provide the board of directors with the ability to alter the Bylaws without shareholder approval;
●	place limitations on the removal of directors;
●	provide that vacancies on the board of directors may be filled by a majority of directors in office, although less than a quorum.

Future sales and issuances of our securities could result in additional dilution of the percentage ownership of our stockholders and could cause our share price to fall.

We expect that significant additional capital will be needed in the future to continue our planned operations, including research and development, increased marketing, hiring new personnel, commercializing our products, and continuing activities as an operating public company. To the extent we raise additional capital by issuing equity securities, our stockholders may experience substantial dilution. We may sell Common Stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell Common Stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.

Future sales of shares of our common stock, or the perception in the public markets that these sales may occur, may depress our stock price.

The market price of our common stock could decline significantly as a result of sales of a large number of shares of our common stock. In addition, if our significant shareholders sell a large number of shares, or if we issue a large number of shares, the market price of our stock could decline. Any issuance of additional common stock by us in the future, or warrants or options to purchase our common stock, if exercised, would result in dilution to our existing shareholders. Such issuances could be made at a price that reflects a discount or a premium to the then-current trading price of our common stock. Moreover, the perception in the public market that shareholders might sell shares of our stock or that we could make a significant issuance of additional common stock in the future could depress the market for our shares. These sales, or the perception that these sales might occur, could depress the market price of our common stock or make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Sales of our currently issued and outstanding stock may become freely tradable pursuant to rule 144 and may dilute the market for your shares and have a depressive effect on the price of the shares of our common stock.

A substantial majority of our outstanding shares of common stock are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that an Affiliate (as such term is defined in Rule 144(a)(1)) of an issuer who has held restricted securities for a period of at least six months (one year after filing Form 10 information with the SEC for shell companies and former shell companies) may, under certain conditions, sell every six months, in brokerage transactions, a number of shares that does not exceed the greater of 1% of a company’s outstanding shares of common stock or the average weekly trading volume during the four calendar weeks prior to the sale (the four calendar week rule does not apply to companies quoted on the OTC Bulletin Board). Rule 144 also permits, under certain circumstances, the sale of securities, without any limitation, by a person who is not an Affiliate of the Company and who has satisfied a one-year holding period. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registrations of our shares of common stock, may have a depressive effect upon the price of our shares of common stock in any active market that may develop.

We have never paid cash dividends and have no plans to pay cash dividends in the future.

Holders of shares of our Common Stock are entitled to receive such dividends as may be declared by our board of directors. To date, we have paid no cash dividends on our capital stock and we do not expect to pay cash dividends in the foreseeable future. We intend to retain future earnings, if any, to provide funds for operations of our business. Therefore, any return investors in our capital stock may have will be in the form of appreciation, if any, in the market value of their shares of Common Stock.

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If we fail to remain current in our reporting requirements, we cannot be listed on the OTCQB, and if listed, we could be removed from the OTCQB, which would limit the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

As a company subject to the reporting requirements of the Exchange Act, to be listed on the OTCQB we must be current with our filings pursuant to Section 13 or 15(d) of the Exchange Act in order to maintain price quotation privileges on the OTCQB. If we fail to remain current in our reporting requirements, we cannot be listed on the OTCQB, and if listed, could be removed from the OTCQB. As a result, the market liquidity of our securities could be severely adversely affected by limiting the ability of broker-dealers to trade our securities and the ability of stockholders to sell their securities in the secondary market.

We may be at risk of securities class action litigation.

We may be at risk of securities class action litigation. In the past, biotechnology and pharmaceutical companies have experienced significant stock price volatility, particularly when associated with binary events such as clinical trials and product approvals. If we face such litigation, it could result in substantial costs and a diversion of management’s attention and resources, which could harm our business and results in a decline in the market price of our common stock.

Financial reporting obligations of being a public company in the United States are expensive and time-consuming, and our management will be required to devote substantial time to compliance matters.

As a publicly traded company we incur significant legal, accounting and other expenses. The obligations of being a public company in the United States require significant expenditures and places significant demands on our management and other personnel, including costs resulting from public company reporting obligations under the Exchange Act and the rules and regulations regarding corporate governance practices, including those under the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act. These rules require the establishment and maintenance of effective disclosure and financial controls and procedures, internal control over financial reporting and changes in corporate governance practices, among many other complex rules that are often difficult to implement, monitor and maintain compliance with. Our management and other personnel will need to devote a substantial amount of time to ensure that we comply with all of these requirements and to keep pace with new regulations, otherwise we may fall out of compliance and risk becoming subject to litigation among other potential problems.

Failure to maintain effective internal control over our financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act could cause our financial reports to be inaccurate.

We are required pursuant to Section 404 of the Sarbanes-Oxley Act, or Section 404, to maintain internal control over financial reporting and to assess and report on the effectiveness of those controls. This assessment includes disclosure of any material weaknesses identified by our management in our internal control over financial reporting. Although we prepare our financial statements in accordance with accounting principles generally accepted in the United States, our internal accounting controls may not meet all standards applicable to companies with publicly traded securities. If we fail to implement any required improvements to our disclosure controls and procedures, we may be obligated to report control deficiencies and our independent registered public accounting firm may not be able to certify the effectiveness of our internal controls over financial reporting. In either case, we could become subject to regulatory sanction or investigation. Further, these outcomes could damage investor confidence in the accuracy and reliability of our financial statements.

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Our management has concluded that our internal controls over financial reporting were, and continue to be, ineffective, as December 31, 2020 as a result of the following: (i) we lacked segregation of duties within accounting functions duties and lacked monitoring control as a result of our limited financial resources to support hiring of personnel; and (ii) we not have not implemented adequate system and manual controls. While management intends to remediate the material weakness, there is no assurance that such changes, when economically feasible and sustainable, will remediate the identified material weaknesses or that the controls will prevent or detect future material weaknesses. If we are not able to maintain effective internal control over financial reporting, our financial statements, including related disclosures, may be inaccurate, which could have a material adverse effect on our business.

We are a “smaller reporting company” and we cannot be certain whether the reduced requirements applicable to smaller reporting companies will make our common stock less attractive to investors.

We are a “smaller reporting company” under the rules of the Securities Act and the Exchange Act. As a result, we may choose to take advantage of certain scaled disclosure requirements available specifically to smaller reporting companies. For example, we are not required to provide market risk disclosures, a contractual obligations table in our management’s discussion and analysis of our financial condition and results of operations or selected financial data in our annual report. Additionally, as long as we continue to be a smaller reporting company, we may continue to use reduced compensation disclosure obligations. We will remain a smaller reporting company until the fiscal year following the determination that our public float is $250 million or more measured on the last business day of our second fiscal quarter, or our annual revenues are $100 million or more during the most recently completed fiscal year and our public float is $700 million or more measured on the last business day of our second fiscal quarter.

Management’s Discussion and Analysis Of Financial Condition and Results of Operations

Forward-Looking Statements

You should read the following discussion and analysis of our financial condition and plan of operations together with and our financial statements and the related notes appearing elsewhere in this Current Report on Form 8-K. In addition to historical information, this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Our actual results may differ materially from those discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below, and those discussed in the section titled “Risk Factors” included elsewhere in this Current Report on Form 8-K.

Business Overview

Carbon-Ion was founded to develop a new class of energy storage device with considerable functional improvements over commercially available supercapacitors or ‘ultracapacitors’. This technology is referred to as the Carbon-Ion or C-Ion cell in contrast to Lithium-ion or Li-ion.

The C-Ion cell will provide specific power characteristics orders of magnitude higher than a Li-ion cell. It is designed to be classified as non-flammable and non-hazardous for transport, allowing the product to be shipped easily and to comply with both current and future regulations.

Due to the method of energy storage, the cell has fewer moving parts electrochemically and can go through significantly more charge/discharge cycles or and operate for many years of normal use.

The C-Ion cell is being designed for manufacture using many of the technologies well known in Li-ion cell production. This will enable Carbon-Ion to quickly scale-up production and to use manufacturing capacity already in existence. This will allow new products to be made and extra functions to be added to existing products, for example:

•	Improved energy storage allows the cell to be used as the principal method of energy storage in a far wider range of technologies than conventional supercapacitors
•	High specific power allows very fast charging
•	High specific power enables the extension of Li-ion battery lifetimes and reduction in battery size through peak shaving in hybrid applications
•	Improved safety protects customers, allows easy shipping and opens up applications in hazardous areas
•	Long cycle life allows energy storage to be installed for the entire lifetime of the device, reducing design complexity, eliminating service intervals and saving money
•	Recyclable at the end of life

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Specifically, Carbon-Ion is creating polymer-inorganic composite electrolytes in the form of membranes. Such materials are tailored to contain interconnected nano-sized channels formed by the polymer network for easy ion migration. The polymer network weakly binds the ions to enable fast ion transport. The weak binding and fast ion transport is achieved by creating a network of vacant binding sites in the polymer.

Grid Market – Dynamic Containment

Carbon-Ion is pioneering a new approach to Firm Frequency Response or FFR. In the UK, the National Grid requires fast reacting energy storage solutions to keep the grid optimised at 50Hz. EV fast charging Bloomberg estimate that the world demand for lithium-ion batteries could reach 400GWh (Giga Watt hours) by 2025 as demand for electric vehicles grows. At the same time the mass roll-out of EVs will challenge national grid infrastructure. Our solution is to install energy storage at filling stations that allows buffering of the electrical grid. The buffered energy can be stored off-peak or at night when electricity is cheap. EVs can then be recharged from this stored energy, not directly from the grid. Governments have the potential to regulate the EV rechargers at the filling stations and apply the same tax currently applied to gasoline and diesel. This will allow continued funding of road infrastructure.

Helping to make this scenario feasible is that the next generation of EVs, that will support Extreme Fast Charging (XFC). This allows charging stations to operate at megawatt rates of charge, according to TransportXtra—10 times faster than the current Tesla superchargers. At these rates, recharging an EV for a 300-mile (450 km) range is possible in just a few minutes. Not only can Carbon-Ion’s C-Ion technology be added to an EV’s with lithium batteries to allow XFC; it can be integrated into the recharging stations that make buffering possible as well.

Adding more renewables to the grid cause significant peaks and valleys to the demand curve. Adding fast reacting high power energy storage manages the curve. Carbon-Ion reacts much faster than lithium-ion, providing firm frequency response (FFR) or Dynamic Containment to keep grid running smoothly.

History and Background

Corporate Universe, Inc ("COUV” or the "Company”) was incorporated in Delaware on May 28, 1986 as Cross Atlantic Capital Inc. On January 5, 1998, the Company changed its name to Elgin e2 Inc. On June 16, 1999 the Company changed its name to Elgin Technologies Inc. On June 30, 2008, the Company changed its name to Inicia Incorporated (“Inicia”). On August 9, 2010, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware. The filing with the Secretary of State changed the name from Inicia to Corporate Universe, Inc.

On June 29, 2011, the Company changed its name to Carrier Alliance Group Inc. On July 17, 2020, the Company changed its name back to Corporate Universe, Inc.

On December 10, 2020, the Company signed a Letter of Intent (the “Letter of Intent”), the purpose of which was to acquire 100% of the equity interest of Oxcion Limited, an entity incorporated and registered under the laws of England and Wales (Registration Number 06826090), which was formerly known as Solutions for Start Up Ventures Limited (“Solutions”), (the “Acquisition”) the owner of the ongoing business and assets of Zapgo Limited, including patents, patent applications, trademarks, and design rights in the areas of high temperature super capacitors, high voltage super capacitors and charging infrastructure (the “Zapgo Patents”), which are listed herein as an Exhibit hereto.

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The material terms of the Letter of Intent included the acquisition by COUV of 100% of the common stock in the entity which owned the Zapgo Patents, in exchange for the issuance by COUV of 100,000,000 shares of newly issued common stock in the Company and a newly created series of preferred stock in the Company which shall be convertible into 60% of the issued and outstanding shares of the Company. Upon signing the Binding Letter of Intent, the Company loaned $100,000 (See Note 7) to be forgiven at Closing.

Because Zapgo Limited had been placed in Administration, (which is essentially the United Kingdom’s equivalent of bankruptcy, with an Administrator serving in a role equivalent to a bankruptcy trustee in the United States), in order to acquire the ongoing business and assets of Zapgo, it was necessary to purchase those from the Joint Administrators, (Buchler Phillips Limited, 6 Grosvenor Street, Mayfair, London W1K 4PZ and Aspect Plus Limited, 40a Station Road, Upminister, Essex RM14 2TR). Under the terms of a Business Sale Areement between Oxcion Limited and the Joint Administrators, Oxcion Limited paid a deposit of £110,000 to secure the Zapgo Assets and then was required to make five further instalments of £70,000 each totaling £350,000, with the final balance due by February 28, 2021.

As required by the Letter of Intent, in order to fund the purchase of the Zapgo Assets by Oxcion Limited, the Company loaned an additional $400,000, of which $270,000 was an immediate payment of the remainder of the purchase price (the equivalent of £210,000) owed to the Joint Administrators of Zapgo Limited (together, the “Administrator”), such that the Administrator was paid in full by February 28, 2021, and the Administrator’s lien on the Zapgo Assets was discharged on March 16, 2021.

Additionally, the Letter of Intent required Oxcion Limited to enter into employment agreements with its key executives, and that the Company appoint Andrew Sispoidis to its Board of Directors and as the Company’s Chief Executive Officer at Closing.

On March 16, 2021, as part of the reorganization of its business in preparation for the Acquisition, Oxcion Limited became a wholly-owned subsidiary of Carbon-Ion Energy, Inc., a Delaware corporation (“Carbon-Ion”), which assumed the legal right to complete the Acquisition, as set forth in the Binding Letter of Intent. For clarity, on December 10, 2020, at the time of the execution of the Binding Letter of Intent, the proposed name of the entity which was to be created in order to be assigned the Zapgo Patents from Solutions, now known as Oxcion Limited) was “Carbon-Ion Energy Storage, Ltd.”, a Delaware corporation, which is the name reflected in Note 1 of the financial statements and notes contained herein for the period ending December 31, 2020. However, subsequent to the fiscal 2020 year-end, Carbon-Ion Energy, Inc., a Delaware corporation, was the entity actually formed to take the place of “Carbon-Ion Energy Storage, Ltd.”, and Oxcion became a wholly-owned subsidiary of Carbon-Ion Energy, Inc., such that Carbon-Ion Energy, Inc. was the entity which subsequently entered into the Share Exchange Agreement, Secured Promissory Note, and Security Agreement, all of which are attached hereto as Exhibits. Therefore, Carbon-Ion Energy, Inc. is the entity referred to herein as “Carbon-Ion.”

Pursuant to the terms of the Share Exchange Agreement between the Company and Carbon-Ion, the Company anticipates a change in control upon the Closing of the Acquisition, which includes the appointment of Andrew Sispoidis to the Company’s Board of Directors and the Company’s Chief Executive Officer.

On April 13, 2021, the Company entered into a Share Exchange Agreement with Carbon-Ion in order to complete the Acquisition as set forth in the Binding Letter of Intent.

On April 13, 2021, in connection with the Share Exchange Agreement, the Company also entered into a Secured Promissory Note, and Security Agreement, under which the Company agreed to loan $1,000,000 to Carbon-Ion, to be secured by the assets of Carbon-Ion and its wholly-owned subsidiary, Oxcion Limited. Both Carbon-Ion and Oxcion Limited are Grantors under the Security Agreement, such that the Company has a security interest in the assets of Oxcion Limited, the most important assets of which are the ongoing business and assets of Zapgo Limited (“Zapgo”), including Zapgo’s patents and other intellectual property, and contracts of employment (the “Zapgo Assets”), which Oxcion Limited acquired on September 11, 2020 from Zapgo from the Zapgo Administrators.

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Also on April 13, 2021, in connection with the Share Exchange Agreement, Carbon-Ion issued the Company a Promissory Note in the principal amount of $1,500,000, which includes the loan of $1,000,000 on April 13, 2021, (and also replaces the previous $100,000 promissory note dated December 11, 2020 and the subsequent $400,000 promissory note dated January 25, 2021 issued to the Company by Solutions, and such replacement was formalized in a Termination Agreement, also signed on April 13, 2021

Subsequent to the issuance of the Promissory Notes described above, two further Promissory Notes were issued. The first was issued on August 23, 2021 in the principal amount of $95,000 and the second was issued on October 28, 2021 in the principal amount of $240,000. These notes also are covered under the Termination Agreement.

As of the date of filing, the business activities of Carbon-Ion, and its subsidiary, Oxcion Limited, consist only of the ownership and maintenance of such ownership of the Zapgo Patents. The Company and Carbon-Ion are in the process of completing the steps necessary for the Closing of the Acquisition, the details of which shall be included in a subsequent Current Report to be filed on Form 8-K after the effectiveness of this Registration Statement on Form 10-12(g), and the Company intends to provide further detail as to the proposed change in control in a Schedule 14 to be filed with the SEC.

The Company has a focus on emerging business development to create value for our shareholders and provide the environment for business growth and stability. Consistent with this focus, the Company’s acquisition of Oxcion Limited, which owns the assets of Zapgo Limited, will allow the Company to explore various strategies to create revenue for the Company and its shareholders from the Zapgo Patents, which strategies can include the development of technology based on the Zapgo Patents into products which can be sold by the Company, entering into joint ventures with other companies that can manufacture or market the technology based on the Zapgo Patents, to seek the sale of certain Zapgo Patents and to pursue licensing agreements with other companies or institutions which may seek to develop and market the technology based on the Zapgo Patents.

Financial Operations Overview

Carbon-Ion was incorporated under the laws of the State of Delaware on December 29, 2020. On November 12, 2021, Carbon-Ion became a wholly owned subsidiary of the Company pursuant to the Share Exchange Agreement and the shareholders of Carbon-Ion exchanged all of the Carbon-Ion Shares for an aggregate of 100,000,000 shares of the Company’s Common Stock and 100,000 shares of the Company’s Series D Preferred Stock. Each shares of our Series D Preferred Stock is convertible into Common Stock at a ratio of 12,937.5 shares of Common Stock for each share of Series D Preferred Stock held. Oxcion (formerly Solutions For Start Up Ventures Limited) was incorporated under the laws of England and Wales on February 20, 2009 and operated as a business consulting entity until December 31, 2020. Oxcion became a wholly-owned subsidiary of Carbon-Ion effective March 11, 2021 pursuant to a share exchange agreement whereby the existing stockholders of Oxcion received the same pro-rata equity interests in Carbon-Ion. Going forward, the Company plans to market the patented super capacitor technology that was acquired by Carbon-Ion’s wholly-owned subsidiary, Oxcion, on September 11, 2020 to customers worldwide.

From inception through June 30, 2021, we have sustained comprehensive losses of $1,360,441. From inception through June 30, 2021, we have not generated any revenue from operations and expect to incur additional losses to perform further research and development activities and do not currently have any commercial products. We do not expect to have such for several years, if at all.

Our product development efforts are thus in their early stages and we cannot make estimates of the costs or the time they will take to complete. The risk of completion of any program is high because of the many uncertainties involved in bringing new products to market including the long duration of testing, the specific performance of proposed products, our ability to raise additional capital, the nature and timing of research and development expenses and competing technologies being developed by organizations with significantly greater resources.

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Future Capital Requirements

Our current available cash and cash equivalents are insufficient to satisfy our liquidity requirements. Our capital requirements for fiscal year 2021 will depend on numerous factors, including management’s evaluation of the timing of projects to pursue. Subject to our ability to generate revenues and cash flow from operations and our ability to raise additional capital (including through possible joint ventures and/or partnerships), we expect to incur substantial expenditures to carry out our business plan, as well as costs associated with our capital raising efforts and being a public company.

Our plans to finance our operations include seeking equity and debt financing, alliances or other partnership agreements, or other business transactions, that would generate sufficient resources to ensure continuation of our operations.

The sale of additional equity or debt securities may result in additional dilution to our shareholders. If we raise additional funds through the issuance of debt securities or preferred stock, these securities could have rights senior to those of our common stock and could contain covenants that would restrict our operations. Any such required additional capital may not be available on reasonable terms, if at all. If we were unable to obtain additional financing, we may be required to reduce the scope of, delay or eliminate some or all of our planned activities and limit our operations which could have a material adverse effect on our business, financial condition and results of operations.

Going Concern

The accompanying financial statements have been prepared on a going concern basis. For the six months ended June 30, 2021, the Company had comprehensive losses of $1,360,441, a net loss of $1,353,912, had net cash used in operating activities of $757,101, had negative working capital of $2,107,171, accumulated deficit of $1,915,806 and stockholders’ equity of $1,365,813. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the date of this filing. The Company’s ability to continue as a going concern is dependent upon its ability to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due, to fund possible future acquisitions, and to generate profitable operations in the future. Management plans to provide for the Company’s capital requirements by continuing to issue additional equity and debt securities. The outcome of these matters cannot be predicted at this time and there are no assurances that, if achieved, the Company will have sufficient funds to execute its business plan or generate positive operating results. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Our significant estimates and assumptions include the fair value of our common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to our deferred tax assets.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. Our management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, we, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

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Critical Accounting Policies

Our significant accounting policies are summarized in Note 2 to our unaudited financial statements for the six months ended June 30, 2021. Certain of our accounting policies require the application of significant judgment by our management, and such judgments are reflected in the amounts reported in our condensed consolidated financial statements. In applying these policies, our management uses judgment to determine the appropriate assumptions to be used in the determination of estimates. Those estimates are based on our historical experience, terms of existing contracts, our observance of market trends, information provided by our strategic partners and information available from other outside sources, as appropriate. Actual results may differ significantly from the estimates contained in our condensed consolidated financial statements.

Directors and Executive Officers, Promoters and Control Persons

The following table sets forth the names, ages, and biographical information of each of our current directors and executive officers, and the positions with the Company to be held by each person as of the closing of the Share Exchange. Our directors serve a one-year term until their successors are elected and qualified, or until such director’s earlier death, resignation or removal. Our executive officers are elected annually by our board of directors and serve a one year term until their successors are elected and qualified, or until such officer’s earlier death, resignation or removal.

Name	Age	Position
Isaac Sutton(1)	67	Chief Executive Officer and Director
Jack (“Jeb”) Brooks	54	President and Director
Adrian Jones(1)	66	Director Nominee
Andrew Sispoidis(1)	55	Director Nominee

(1) Effective ten (10) days after mailing to shareholders of a Schedule 14f-1 regarding the proposed changes in the Company’s Board of Directors, Jack Brooks will be appointed as the Chief Executive Officer of the Company, Isaac Sutton will resign as Chief Executive Officer of the Company and will become the Chief Operating Officer of the Company, and Andrew Sispoidis and Adrian Jones will become directors of the Company.

Isaac H. Sutton has been an international entrepreneur for over 45 years focusing on emerging markets and technologies. During such period, Mr. Sutton has conducted business in many countries, including Taiwan, Korea, the Philippines, Poland and Uzbekistan. Mr. Sutton has extensive experience in a variety of industries, including marketing, import and export, electronics, telecommunications, information technology and capital markets. He has served as a founding member and executive officer of numerous ventures over such period, including GoIP Global Inc nka Charge Enterprises (symbol CHRG), GoCOM Corporation, which he founded in June 2011 and has since served as its chief executive officer, Tarsier Ltd , a sustainable energy company which he has since served as its chief executive officer since 2015, SavWatt USA Inc., a supplier of LED bulbs, for which he was the chief executive officer from March 2010 to December 2012, and Starinvest Group, Inc., a business development company, for which he was the chief executive officer from 1997 to 2006. Mr Sutton is currently on the Board & Management of two private companies: Valo Smart City Corporation and Medicevo Corporation. Mr. Sutton holds a Bachelor’s Degree in Business Administration from Pace University.

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Jack (“Jeb”) Brooks began his professional career in 1990 at the Management Associate training program at Citicorp. He was then assigned to Citi’s branch in Taiwan, managing the relationships of multi-national corporations doing business in Taiwan. Later, he moved to London as A.V.P. of equity sales from Asia to European institutional investors. In 1997, Jeb moved to Texas where he worked at a retail bank, substantially improving net income and successfully selling the bank in 1999. Jeb then founded Merlin Engine, a private portfolio management and consulting firm. In 2017, Jeb founded the Jack Brooks Foundation as an apolitical non-profit focused on increasing citizen participation in the voting process. Brooks’ educational background includes a master’s degree from University of Chicago and a B.A. from Wesleyan University. Jeb was an early investor in ZapGo and a major influencer in the recent journey to establish Carbon-Ion.

Adrian H Jones has served in multiple Finance and General Management roles in NASDAQ listed Companies since 1987, including Avant Garde Computing, Inc, Boole and Babbage Inc, IntelliCorp, Intergraph Inc, Via Networks Inc and InfoNet Services Corporation. Mr Jones was the founding Director and CEO and the sole Shareholder of Solutions for Start-Up Ventures Limited in 2009 that was the acquiring business of the ZapGo assets from the Administrator Buchler, Phillips on 11 September 2020. Mr Jones qualified as a Chartered Accountant in England and Wales with KPMG (formerly Thomson McLintock and Co, London) in November 1982.

Andrew Sispoidis is the Chief Executive Officer at Carbon-Ion Energy. As a seasoned business operator, Andrew’s leadership and development skills have led 10 high-growth, middle-market and start-up companies (series A through mezzanine). With a demonstrated ability to improve performance of multi-million-dollar businesses, Andrew has a strong record of revenue and profit growth. He has managed up to 180 direct-reports and $132MM in revenue with a $52MM operating budget. Andrew has previously sold 3 companies, raised more than $250 million in capital, and returned over $1.4 billion in value. Andrew has been recognized as an “Innovator” by the Connecticut Technology Council and the MIT Enterprise Forum. Andrew is an accomplished speaker as a TEDx speaker on cybersecurity and has been a guest lecturer at: Fordham, Columbia, Stanford, Yale, NYU, and the University of Connecticut.

Board Committees

We have not previously had an audit committee, compensation committee or nominations and governance committee. We anticipate that the board of directors will authorize the creation of such committees, in compliance with established corporate governance requirements.

Director Compensation

Directors are expected to timely and fully participate in all regular and special board meetings, and all meetings of committees that they serve on. Directors did not receive any compensation during the year ended December 31, 2020.

Director Independence

None of our directors are independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

Director Agreements

The Company has not currently entered into any formal written agreements with members of its Board of Directors.

Board of Directors

Our directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. Our officers are elected by and serve at the discretion of the Board of Directors.

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The board of directors acts as the Audit Committee and the Board of Directors has no separate committees. The Company has no qualified financial expert at this time because it has not been able to hire a qualified candidate. The Company intends to continue to search for a qualified individual for hire.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Arrangements between Officers and Directors

Except as set forth herein, to our knowledge, there is no arrangement or understanding between any of our officers or directors and any other person pursuant to which the officer or director was selected to serve as an officer or director.

Involvement in Certain Legal Proceedings

We are not aware of any of our directors or officers being involved in any legal proceedings in the past ten years relating to any matters in bankruptcy, insolvency, criminal proceedings (other than traffic and other minor offenses), or being subject to any of the items set forth under Item 401(f) of Regulation S-K.

Code of Ethics and Code of Conduct

Prior to the end of the year, the Company plans to adopt a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code will be posted on our website. In addition, we intend to post on our website all disclosures that are required by law concerning any amendments to, or waivers from, any provision of the code. The information on our website is deemed not to be incorporated in this prospectus or to be part of this prospectus.

Executive Compensation

As a “smaller reporting company” under SEC rules, our named executive officers for the fiscal year ended December 31, 2020 (collectively, the “Named Executive Officers”) were as follows:

•	Isaac H. Sutton, our Chief Executive Officer, whose resignation from the Company will be effective ten (10) days after mailing to shareholders of a Schedule 14f-1 regarding the proposed changes in the Company’s Board of Directors

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Isaac H. Sutton	2020	45,000	50,405	0	0	0	0	0	95,405
CEO, CFO (1)	2019	—	—	—	—	—	—	—	—

(1) Isaac H. Sutton’s compensation in 2020 was paid to Sutton Global Associates, Inc., a corporate he beneficially controls as its President, under the terms of a under a Consulting Agreement dated July 1, 2020.

No other executive officer received total annual compensation during the fiscal year ended December 31, 2020 in excess of $100,000.

As of December 31, 2020, we did not pay any compensation to our Named Executive Officers.

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Except as set forth below, we currently do not have any employment agreements or agreements with any of our executive officers.

On March 31, 2021, Carbon-Ion entered into an employment agreement with Andrew Sispoidis pursuant to which Mr. Sispoidis shall serve at the chief executive officer for an initial term of one year with a base salary of $465,000 per annum paid in equal monthly installments, less applicable withholdings and deductions as required by law. Carbon-Ion shall review the base salary on an annual basis and has the right but not the obligation to increase it, but has no right to decrease the base salary. This agreement automatically extends for additional terms of one year unless either party gives at least six months prior written notice of non- renewal during the initial term or the then current renewal term. In addition, Mr.Sispoidis is entitled to receive an annual bonus up to $400,000 if Carbon-Ion meets or exceeds criteria adopted by the compensation committee of the board of directors on an annual basis.

On April 12, 2021, Carbon-Ion entered into an employment agreement with Adrian Jones pursuant to which Mr. Jones shall serve as the Chief Financial Officer for an initial term of one year with a base salary of $250,000 per annum paid in equal monthly installments, less applicable withholdings and deductions as required by law. Carbon-Ion is also obligated to increase the base salary on an annual basis between $15,000 and $30,000 at the discretion of the compensation committee of the board of directors. Mr. Jones is also entitled to receive a car allowance of $1,000 per month and five weeks paid vacation per year. This agreement automatically extends for additional terms of one year unless either party gives at least six months prior written notice of non-renewal during the initial term or the then current renewal term. In addition, Mr. Jones is entitled to receive a bonus determined by the compensation committee of the board of directors on an annual basis.

Outstanding Equity Awards at the End of the Fiscal Year

We do not have any equity compensation plans and therefore no equity awards are outstanding as of December 31, 2020.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We do not have arrangements in respect of remuneration received or that may be received by our Named Executive Officers set forth above to compensate such officers in the event of termination of employment (as a result of resignation, retirement, change of control) or a change of responsibilities following a change of control.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of our common stock as of November 12, 2021, by (a) each person who is known by us to beneficially own 5% or more of our common stock, (b) each of our directors and executive officers, and (c) all of our directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over their shares beneficially owned.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned	Percentage of Common Stock (2)
Jack Brooks(3)	624,250,000	57.0%
Adrian Jones(4)	170,250,000	25.0%
Andrew Sispoidis(5)	170,250,000	25.0%
Isaac Sutton(6)	15,600,000	3.0%

All Executive Officers and Directors as a group (4 people)	980,350,000	69.7%

5% Shareholders
Robert DelVecchio(7)	113,500,000	18.0%
Seacor Capital Inc(8)	102,611,000	17.1%
Equity Markets Advisory(9)	70,068,000	11.8%
Primo Ianieri	29,950,990	5.7%
Horace T. Ardinger, Jr.	28,333,330	5.4%

(*) - Less than 1%.

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(1)	Except as otherwise below, the address of each beneficial owner is c/o Corporate Universe, Inc, 2093 Philadelphia Pike, #8334, Claymont, DE 19703.

(2)

Applicable percentage ownership is based on 526,049,670 shares of Common Stock outstanding as of November 12, 2011, together with securities exercisable or convertible into shares of common stock within 60 days of November 12, 2011, for each stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of November 12, 2011, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

Includes 569,250,000 shares of Common Stock underlying Series D Preferred Stock held in the name of Merlin Engine LLC, a limited liability company beneficially controlled by Jack Brooks, issued in connection with the Share Exchange. Each share of Series D Preferred Stock shall be convertible into 12,937.5 shares of the Company’s Common Stock. In addition, the holders of the Series D Preferred Stock shall be entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the product of (a) the number of shares of Common Stock into which the series D preferred stock is convertible into on the record date of such vote multiplied by (b) 12,937.5.

(4)

Includes 155,250,000 shares of Common Stock underlying Series D Preferred Stock issued to Mr. Jones in connection with the Share Exchange. Each share of Series D Preferred Stock shall be convertible into 12,937.5 shares of the Company’s Common Stock. In addition, the holders of the Series D Preferred Stock shall be entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the product of (a) the number of shares of Common Stock into which the series D preferred stock is convertible into on the record date of such vote multiplied by (b) 12,937.5.

(5)

Includes 155,250,000 shares of Common Stock underlying Series D Preferred Stock issued to Mr. Sispoidis in connection with the Share Exchange. Each share of Series D Preferred Stock shall be convertible into 12,937.5 shares of the Company’s Common Stock. In addition, the holders of the Series D Preferred Stock shall be entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the product of (a) the number of shares of Common Stock into which the series D preferred stock is convertible into on the record date of such vote multiplied by (b) 12,937.5.

(6)	Includes 15,600,000 shares of Common Stock held in the name of Sutton Global Associates, Inc., a corporation beneficially controlled by Isaac H. Sutton as its President.

(7)

Includes 103,500,000 shares of Common Stock underlying Series D Preferred Stock issued to Mr. DelVecchio in connection with the Share Exchange. Each share of Series D Preferred Stock shall be convertible into 12,937.5 shares of the Company’s Common Stock. In addition, the holders of the Series D Preferred Stock shall be entitled to notice of stockholders’ meeting and to vote as a single class with the holders of the Common Stock upon any matter submitted to the stockholders for a vote, and shall be entitled to such number of votes as shall equal the product of (a) the number of shares of Common Stock into which the series D preferred stock is convertible into on the record date of such vote multiplied by (b) 12,937.5.

(8)

Includes (i) 40,611,000 shares of Common Stock underlying Series E Preferred Stock, (ii) 2,000,000 shares of Common Stock underlying Series F Preferred Stock, and (iii) 30,000,000 shares of Common Stock underlying Series G Preferred Stock issued to Seacor.

(9)

Includes (i) 33,268,000 shares of Common Stock underlying Series E Preferred Stock, (ii) 2,000,000 shares of Common Stock underlying Series F Preferred Stock, and (iii) 34,800,000 shares of Common Stock underlying Series G Preferred Stock issued to Equity Markets Advisory.

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Certain Relationships and Related Transactions, and Director Independence.

Other than as disclosed below, there have been no transactions involving the Company since the beginning of the last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and the amount involved exceeds $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

On July 1, 2020, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Sutton Global Associates, Inc., which is beneficially owned by the Company’s CEO, Isaac H. Sutton. Under the terms of the Consulting Agreement, Mr. Sutton, as the Company’s acting CEO, has been responsible for seeking business and merger candidates for Corporate Universe, Inc.

As one example of Mr. Sutton’s services performed under the Consulting Agreement, on November 2, 2020 and subsequently amended on December 1, 2020, the Company entered into a Share Exchange agreement to acquire 1,000,000 Shares of Medicevo Corporation (“Medicevo”), a Delaware Corporation, from its shareholder, for $150,000 in cash invested in Medicevo and 15,600,000 shares of the Company’s common stock valued at $280,800 to Medicevo’s shareholder. The Company has recorded the Investment in Medicevo in the amount of $430,800 as a non-current asset on the balance sheet and accounts for the investment under the cost method, which requires a periodic assessment for impairment. Medicevo’s majority shareholder is beneficially controlled by Isaac H. Sutton, the Company’s CEO. During the Six Months Ending June 30, 2021, Medicevco has discontinued operations and consequently recorded an impairment loss of $430, 800.

Mr. Sutton’s services provided under the Consulting Agreement also allowed the Company to identify the opportunity for the acquisition of Carbon-Ion/Oxcion Limited. Mr. Sutton’s current role in that transaction to see that the Carbon-Ion transaction closes. Once that acquisition has closed, Jack Brooks will be appointed as the Chief Executive Officer of the Company, Isaac Sutton will resign as Chief Executive Officer of the Company and will become the Chief Operating Officer of the Company, and Andrew Sispoidis and Adrian Jones will become directors of the Company.

As of June 30, 2021, Carbon-Ion had an aggregate balance of $119,349 due to Jack Brooks, the President and a Director, and Adrian Jones, a Director nominee, which sum represents funds advanced to Carbon-Ion by such persons for working capital purposes. The amounts due are unsecured, non-interest bearing and are payable upon demand.

Item 8. Legal Proceedings.

Other than as described below, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our Company or any of our subsidiaries, threatened against or affecting our Company, our common stock, any of our subsidiaries or of our Company’s or our Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

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On February 9, 2021, the Company’s received notice of a ten-day temporary trading suspension from the Securities and Exchange Commission (the “SEC”). The SEC’s release on February 9, 2021 cited questions regarding the accuracy and adequacy of information in the marketplace related to publicly available information concerning COUV including: (a) a statement made by COUV on December 1, 2020 that it is currently selling a mask proven to filter 98% of COVID-19 particles and is scientifically proven to kill COVID-19 particles; and (b) a statement made by COUV on December 16, 2020 that it has entered into a definitive letter of intent to acquire a company that holds 30 patents related to Carbon-Ion supercapacitor technology. The temporary trading suspension of our Common Stock commenced on February 10, 2021 and ended on February 24, 2021. Since that time the Company’s Common Stock has traded on the grey market. Corporate Universe is in the process of providing documents to the Securities and Exchange Commission pursuant to a subpoena issued In the Matter of Corporate Universe, Inc. The Company filed the Form 10 so that after its effectiveness, the Company could seek to secure a market maker’s sponsorship to file a new Form 211 with FINRA. Following FINRA’s review and the conclusion of the 15c211 process, the Company expects to resume trading as an SEC reporting company. No assurance can be given as to if, or when, any such FINRA approval will be obtained or when the Company’s securities can again be listed on the OTC Markets.

On October 13, 2020, we filed a Complaint in the United States District Court of Maryland (the “Court”) under Case No. 1:20-cv-02925-ELH against three corporate entities which are shareholders of the Company’s Common Stock, related to issuances of 56,666,660 common shares to them in 2010, by former management. On October 28, 2020, we filed an Amended Complaint which added a fourth shareholder, who holds 10,000,000 shares of our Common Stock as a defendant. During the Company’s process of preparing for its audit, it was determined that the Company and its transfer agent, Pacific Stock Transfer, Inc., did not have records showing that consideration was paid to the Company for such 66,666,660 Shares. The Company believes it has strong grounds to win this lawsuit, but our attorneys estimate that it may take some time to be resolved. As of January 14, 2021, all four defendants were served with the Amended Complaint. On February 22, 2021, one defendant filed a Motion to Dismiss for Improper Venue. On April 9, 2021, the Company filed a Motion in Opposition to the Motion to Dismiss for Improper Venue, both of which are currently pending before the Court. If the defendant is successful on its Motion to Dismiss, the Company may choose to refile the lawsuit in a Delaware state court, and is currently discussing this option with Delaware litigation counsel. Also on April 9, 2021, the Company filed a Motion for Default against the remaining three defendants, which was granted by the Court on April 20, 2021. Per the terms of the Court’s Order granting the Motion for Default and the Notice of Default filed by the Court, the three defendants had 30 days from the date of the Order to file a Motion to Vacate the Order of Default, and if they do not do so, the Company can file a Motion for Default Judgment against them. Because the three defendants did not file a Motion to Vacate the Order of Default, on May 22, 2021, the Company filed a Motion for Default Judgment against them, which was granted by the Court. As a result of the Default Judgment, the Company cancelled 56,666,600 shares of Common Stock.

On June 24, 2020, a shareholder of the Company filed a lawsuit against the Company and its former officer and director, Christopher Panzeca in the United States District Court of Maryland under Case No. 1:20-cv-01907-SAG. The lawsuit sought the removal of Mr. Panzeca from all officer and director positions on the grounds that the Company’s public securities filings had been delinquent since 2010. The lawsuit was settled between the parties, resulting in the voluntary resignation of Mr. Panzeca, and the appointment of Isaac H. Sutton as the sole officer and director of the Company. Neither the Company nor Mr. Panzeca admitted liability and following the execution of the Settlement Agreement and General Release on July 9, 2020, the plaintiff filed a Notice of Voluntary Dismissal with the Court on July 10, 2020, dismissing all claims against the Company and Mr. Panzeca.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

Market Information

Our common stock was qualified for quotation on the OTC Markets-OTC Pink under the symbol “COUV” and was quoted on the OTC Pink until the temporary trading suspension, which began on February 10, 2021. Since the expiration of the temporary trading suspension on February 24, 2021, the Company’s common stock has traded on the grey market. The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter as reported in the over-the-counter markets. These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There currently is no liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

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The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. A number of states require that an issuer’s securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any particular state. Further, our shares may be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the “penny stock” rule. Section 15(g) sets forth certain requirements for transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. Rule 3a51-1 provides that any equity security is considered to be a penny stock unless that security is: registered and traded on a national securities exchange meeting specified criteria set by the SEC; authorized for quotation on The NASDAQ Stock Market; issued by a registered investment company; excluded from the definition on the basis of price (at least $5.00 per share) or the issuer’s net tangible assets; or exempted from the definition by the SEC. Broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally persons with assets in excess of $1,000,000 or annual income exceeding $200,000 by an individual, or $300,000 together with his or her spouse), are subject to additional sales practice requirements.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and must have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock and may affect the ability of stockholders to sell their shares.

We have not previously filed a registration statement under the Securities Act. Shares sold pursuant to exemptions from registration are deemed to be “restricted” securities as defined by the Securities Act. As of April 22, 2021, out of a total of 2,500,000,000 shares authorized, 258,682,290 shares are issued as restricted securities and can only be sold or otherwise transferred pursuant to a registration statement under the Securities Act or pursuant to an available exemption from registration. Of such restricted shares, 15,600,000 shares are held by affiliates (directors, officers and 10% holders), with the balance of 243,082,290 restricted shares being held by non-affiliates.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares of a reporting company for at least six months, including any person who may be deemed to be an “affiliate” of the company (as the term “affiliate” is defined under the Securities Act), is entitled to sell, within any three-month period, an amount of shares that does not exceed the greater of (i) the average weekly trading volume in the company’s common stock, as reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding such sale or (ii) 1% of the shares then outstanding. In order for a stockholder to rely on Rule 144, adequate current public information with respect to the company must be available. A person who is not deemed to be an affiliate of the company and has not been an affiliate for the most recent three months, and who has held restricted shares for at least one year is entitled to sell such shares without regard to the various resale limitations under Rule 144. Under Rule 144, the requirements of paragraphs (c), (e), (f), and (h) of such Rule do not apply to restricted securities sold for the account of a person who is not an affiliate of an issuer at the time of the sale and has not been an affiliate during the preceding three months, provided the securities have been beneficially owned by the seller for a period of at least one year prior to their sale. For purposes of this registration statement, a controlling stockholder is considered to be a person who owns 10% or more of the company’s total outstanding shares, or is otherwise an affiliate of the Company. No individual person owning shares that are considered to be not restricted owns more than 10% of the Company’s total outstanding shares.

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Holders

As of November 12, 2021, we had 220 shareholders of record.

Dividends

The Company has not paid any cash dividends to date and does not anticipate or contemplate paying any dividends in the foreseeable future. It is the present intention of management to utilize all available funds for the growth of the Registrant’s business.

Equity Compensation Plan Information

The Company has not yet adopted an equity compensation plan but plans to do so in the near future.

Description of Securities

The following is a summary of the rights of our Common Stock and certain provisions of our articles of incorporation and bylaws. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation, bylaws and the certificates of designations of our preferred stock, copies of have been filed as exhibits to this Current Report or the Form 10, and to the applicable provisions of Delaware law.

The Company is authorized by its Certificate of Incorporation to issue an aggregate of 2,500,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), and 1,000,000 shares of blank check preferred. As of November 12, 2021, 526,049,670 shares of Common Stock were issued and outstanding.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock may, receive dividends out of funds legally available if our Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that our Board may determine. We have not paid any dividends on our Common Stock and do not contemplate doing so in the foreseeable future.

Voting Rights

Each stockholder is entitled to one vote for each share of common stock held by such shareholder.

Right to Receive Liquidation Distribution

Holders of common stock are entitled to dividends when, and if, declared by the Board of Directors out of funds legally available therefore; and then, only after all preferential dividends have been paid on any outstanding Preferred Stock. The Company has not had any earnings and it does not presently contemplate the payment of any cash dividends in the foreseeable future.

Preferred Stock

The preferred stock of the Company may be issued from time to time by the Board of Directors in one or more series. The description of shares of each series of preferred stock will be set forth in resolutions adopted by the Board of Directors and a Certificate of Designation to be filed as required by Delaware law prior to issuance of any shares of the series. The Certificate of Designation will set the number of shares to be included in each series of preferred stock and set the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distribution, qualifications, or terms and conditions of redemption relating to the shares of each series. However, the Board of Directors is not authorized to change the right of the common stock to vote one vote per share on all matters submitted for shareholder action.

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The Company has 1,000,000 Shares of Preferred Stock authorized with a par value of $0.0001. The Company has allocated 100,000 Shares for Series C Preferred, 100,000 Shares for Series D Preferred, 81,100 Shares for Series E Preferred ,500,000 for Series F Preferred, and 25 for Series G Preferred.

Series C — As of November 12, 2021, there are no Series C shares outstanding. The Series C Preferred has the following designations:

•	Convertible into common upon the Company completing a reverse stock split upon which the amount converted will equal 20% of the issued and outstanding common shares per the reverse split.
•	The holders are entitled to receive dividends on par with common on an as converted basis.
•	In the event of reorganization this Class of Preferred will not be affected by any such capital reorganization.
•	Voting: The holder of this Series of Preferred shall be entitled to vote representing 20% of the votes eligible to be cast in the matter.

Series D — As of November 12, 2021, there are 100,000 shares of Series D Preferred of issued and outstanding. The Series E Preferred has the following designations:

•	Convertible at option of holder; 1 preferred share is convertible into 12,937.5 common shares
•	The holders are entitled to receive dividends if and when declared.
•	The Series D holders are entitled to receive liquidation in preference to the common holders or any other class or series of preferred stock.
•	Voting: Each share of the Series G holders is entitled to 12,937.5 votes on all matters before the common stock shareholders.

Series E — As of November 12, 2021, there are 81,032 shares of Series E Preferred of issued and outstanding. The Series E Preferred has the following designations:

•	Convertible at option of holder; 1 preferred share is convertible into 1,000 common shares
•	The holders are entitled to receive dividends if and when declared.
•	The Series E holders are entitled to receive liquidation in preference to the common holders or any other class or series of preferred stock.
•	Voting: The Series E holders are entitled to vote together with the common holders as a single class representing 100 votes.

Series F —As of November 12, 2021, there were 100,000 shares of Series F Preferred issued and outstanding. The Series F Preferred has the following designations:

•	Convertible at option of holder; 1 preferred share is convertible into $0.25 per share (4,000,000 common shares)
•	The holders are entitled to receive dividends if and when declared.
•	The Series F holders are entitled to receive liquidation in preference to the common holders but not above the Series E preferred stock.
•	Voting: The Series F holders are entitled to vote together with the common holders as a single class representing 100 votes.

Series G — As of November 12, 2021. there were 19.45 shares of Series G Preferred issued and outstanding. The Series G Preferred has the following designations:

•	25 shares designated
•	Each share is convertible at option of holder into 4,000,000 common shares
•	The holders are entitled to receive dividends if and when declared.
•	The Series G holders are entitled to receive liquidation in preference to the common holders and any subsequent issuances of preferred stock.
•	Voting: Each share of the Series G holders is entitled to 4,000,000 votes on all matters before the common stock shareholders.

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Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Pacific Stock Transfer, Inc. with an address at 6725 Via Austi Pkwy, Suite 300, Las Vegas, Nevada 89119. Their phone number is (800) 785-7782.

Listing on the Grey Market

Our common stock was qualified for quotation on the OTC Markets-OTC Pink under the symbol “COUV” and was quoted on the OTC Pink until the temporary trading suspension, which began on February 10, 2021. Since the expiration of the temporary trading suspension on February 24, 2021, the Company’s common stock has traded on the grey market. The following table sets forth the range of the high and low bid prices per share of our common stock for each quarter as reported in the over-the-counter markets. These quotations represent interdealer prices, without retail markup, markdown or commission, and may not represent actual transactions. There currently is no liquid trading market for our common stock. There can be no assurance that a significant active trading market in our common stock will develop, or if such a market develops, that it will be sustained.

Item 3.02. Unregistered Sales of Equity Securities.

Information concerning the Company’s issuance of (i) Common Stock and (ii) Series D Preferred Stock pursuant to the Share Exchange Agreement, as set forth in Item 1.01 above, is hereby incorporated into this Item 3.02 by reference.

The shares of our Common Stock and Series D Preferred Stock issued to the Shareholders in connection with the Exchange were not registered under the Securities Act, or the securities laws of any state, and were issued in reliance upon exemption from registration afforded by Section 4(a)(2) under the Securities Act of 1933, as amended, (or Regulation D or Regulation D promulgated thereunder) as transactions by an issuer not involving any public offering. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about us. The sales of these securities were made without any general solicitation or advertising.

Item 5.01. Changes in Control of Registrant.

As result of the issuance of the Common Stock and Series D Preferred Stock pursuant to the Share Exchange Agreement, a change in control of the Company occurred on November 12, 2021. In connection with the closing of the Exchange, the Board of Directors of the Company appointed Jack Brooks to serve as the Company’s new President and member of the Board of Directors, and Andrew Sispoidis and Adrian Jones as members of the Board of Directors of the Company, subject to compliance with Rule 14f-1 under the Exchange Act. Effective ten (10) days after mailing to shareholders of a Schedule 14f-1 regarding the proposed changes in the Company’s Board of Directors, Jack Brooks will be appointed as the Chief Executive Officer of the Company, Isaac Sutton will resign as Chief Executive Officer of the Company and will become the Chief Operating Officer of the Company, and Andrew Sispoidis and Adrian Jones will become directors of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Concurrently with the closing of the Exchange, the Board of Directors of the Company appointed the Chief Executive Officer of Caron-Ion, Jack Brooks, to serve as the Company’s new President and member of the Board of Directors, and Andrew Sispoidis and Adrian Jones as members of the Board of Directors of the Company, subject to compliance with Rule 14f-1 under the Exchange Act. Effective ten (10) days after mailing to shareholders of a Schedule 14f-1 regarding the proposed changes in the Company’s Board of Directors, Jack Brooks will be appointed as the Chief Executive Officer of the Company, Isaac Sutton will resign as Chief Executive Officer of the Company and will become the Chief Operating Officer of the Company, and Andrew Sispoidis and Adrian Jones will become directors of the Company.

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the Share Exchange Agreement, we have authorized a class of Preferred Stock called Series D Preferred Stock, par value $0.0001 per share. On November 12, 2021, the Company filed a Certificate of Amendment to its Articles of Incorporation and Certificates of Designation establishing the designations, preferences, limitations and relative rights of the Company’s Series D Convertible Preferred Stock in the State of Nevada.

Certificate of Designation of Series D Preferred Stock

On November 12, 2021, the Company filed a Certificate of Designation, Preferences and Rights of the Series D Preferred Stock (the “Certificate of Designation”) with the Secretary of State of Nevada, designating up to 100,000 shares of the Company’s preferred stock as Series D Preferred Stock. The following is only a summary of the Certificate of Designation and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1(ii) to this Current Report on Form 8-K and is incorporated by reference herein.

Designation, Amount and Par Value. The number of shares of Series D Preferred Stock designated is up to 100,000. Each share of Series D Preferred Stock has a par value of $0.0001 per share and a stated value equal to $0.0001 per share (the “Stated Value”), subject to the potential adjustment set forth in the paragraph immediately below entitled “Dividends”.

Dividends. The holders shall be entitled to receive, and the Company shall pay, dividends on shares of Series D Preferred Stock equal (on an as-if-converted-to Common Stock basis) to and in the same form as dividends actually paid on shares of Common Stock when, as and if such dividends are paid on shares of Common Stock.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders shall be entitled to receive out of the assets, whether capital or surplus, of the Company, an amount equal to the Stated Value, plus any accrued and unpaid dividends thereon, if any, and any other fees or liquidated damages then due and owing thereon under the Certificate of Designation, for each share of Series D Preferred Stock before any distribution or payment shall be made to the holder of any Junior Securities (as defined in the Certificate of Designation), and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to all holders of Series D Preferred Stock shall be ratably distributed among such holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Voting Rights. The Series D Preferred Stock shall have no voting rights; provided, however, as long as any shares of Series D Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred Stock or alter or amend the Certificate of Designation, (b) create any equity securities that are senior in preference or liquidation to the Series D Preferred Stock, (c) amend its articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders of the Series D Preferred Stock, (d) increase the number of authorized shares of Series D Preferred Stock, (e) repay, repurchase or offer to repay, repurchase or otherwise acquire more than a de minimis number of Shares of Common Stock, common stock equivalents, or Junior Securities (subject to certain exceptions provided therein), (f) pay cash dividends or distributions on Junior Securities, (g) enter into any transaction with an Affiliate (as defined in the Certificate of Designation) that would require any public filing with the Commission (subject to certain exceptions provided therein), or (h) enter into any agreement with respect to any of the foregoing.

Conversion Price. Each shares of our Series D Preferred Stock is convertible into Common Stock at a ratio of 12,937.5 shares of Common Stock for each share of Series D Preferred Stock held, subject to adjustment as provided in the Certificate of Incorporation.

Conversion. Each share of Series D Preferred Stock is convertible, at the option of the holder thereof, but subject to the restrictions on conversion set forth below, at any time after the issuance of such share, into Common Stock at a ratio of 12,937.5 shares of Common Stock for each share of Series D Preferred Stock held, subject to adjustment for reverse and forward stock splits, combinations, recapitalizations and the like.

Fundamental Transaction. If the Company consummates any merger, consolidation, sale or other reorganization event in which the Common Stock is converted into or exchanged for securities, cash or other property, or if the Company consummates certain sales or other business combinations, then following any such event, the holders of the Series D Preferred Stock will be entitled to receive, upon any subsequent conversion of the Series D Preferred Stock, the kind and amount of securities, cash or other property that the holders would have received had they converted the Series D Preferred Stock to Common Stock immediately prior to such event.

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Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The audited financial statements of Carbon-Ion, Inc, as of June 30, 2020 are incorporated herein by reference to Exhibits 99.2 to this report.

(b) Pro Forma Financial Information

Our unaudited pro forma condensed combined financial statements as of June 30, 2021 is incorporated herein by reference to Exhibit 99.1 to this report, and are based on the historical financial statements of the Company and Carbon-Ion after giving effect to the Share Exchange.

Exhibit
Number	Exhibit Description

3.1(i)	Articles of Incorporation, as amended (Incorporated by reference to Exhibit 3.1(i) to the Company’s Form 10 filed on April 26, 2021)
3.1(ii)	Certificate of Designation for the Series D Preferred Stock, dated November 12, 2021
3.2(i)	By-laws (Incorporated by reference to Exhibit 3.1(i) to the Company’s Form 10 filed on April 26, 2021)
10.1	**Consulting Agreement with Sutton Global Associates, Inc. dated July 1, 2020 (Incorporated by reference to Exhibit 3.1(i) to the Company’s Form 10 filed on April 26, 2021)
10.2	Share Exchange Agreement with Carbon-Ion dated April 13, 2021 (Incorporated by reference to Exhibit 3.1(i) to the Company’s Form 10 filed on April 26, 2021)
10.3	Promissory Note issued by Carbon-Ion dated April 13, 2021 (Incorporated by reference to Exhibit 3.1(i) to the Company’s Form 10 filed on April 26, 2021)
10.4	Security Agreement issued by Carbon-Ion and Oxcion dated April 13, 2021 (Incorporated by reference to Exhibit 3.1(i) to the Company’s Form 10 filed on April 26, 2021)
10.5	Termination Agreement dated April 13, 2021 and Prior Notes Replaced by April 13, 2021 Promissory Note (Incorporated by reference to Exhibit 3.1(i) to the Company’s Form 10 filed on April 26, 2021)
10.6	Binding Letter of Intent dated December 10, 2020 (Incorporated by reference to Exhibit 3.1(i) to the Company’s Form 10 filed on April 26, 2021)
99.1	Pro Forma Financial Information for December 31, 2020 and June 30, 2021
99.2	List of Zapgo Patents(Incorporated by reference to Exhibit 99.2 to Amendment No. 1 to the Company’s Form 10 filed on June 21, 2021)
99.3	Audited Consolidated Financial Statements of Carbon-Ion Energy, Inc. as of June 30, 2021

** Indicates a management contract or compensatory plan or arrangement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 16, 2021	Corporate Universe, Inc.

	By:	/s/ Isaac Sutton
Isaac Sutton Chief Executive Officer

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